
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Principal Plus Fund L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               JUN-30-1998
<CASH>                                       9,316,550
<SECURITIES>                                         0
<RECEIVABLES>                                   38,200
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              53,271,735<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                53,271,735<F2>
<SALES>                                              0
<TOTAL-REVENUES>                             3,831,986<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,448,479
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              2,358,140<F4>
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          2,358,140
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 2,358,140
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $107,220 and Investment in U.S. Treasury Securities of $43,809,765.
<F2>Liabilities include redemptions payable of $2,202,970, accrued brokerage fees of $176,884, accrued administrative expenses of $206,640 and accrued management fees of $44,221.
<F3>Total revenue includes realized trading revenue of $2,829,720, net change in unrealized of $(672,212), interest income of $1,464,046 and change in valuation of Yield Pool of $210,432.
<F4>Income-Pretax, Income Continuing and Net Income includes minority interest in income of $25,367.

